As filed with the Securities and Exchange Commission on October 22, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AEGERION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	20-2960116
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

CenterPointe IV

1140 Route 22 East, Suite 304

Bridgewater, New Jersey 08807

(908) 707-2100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Marc Beer

Chief Executive Officer

Aegerion Pharmaceuticals, Inc.

CenterPointe IV

1140 Route 22 East, Suite 304

Bridgewater, New Jersey 08807

(908) 707-2100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Jocelyn M. Arel, Esq. Michael H. Bison, Esq. Goodwin Procter LLP 53 State Street Boston, Massachusetts 02109 (617) 570-1000

Christine A. Pellizzari, Esq.

Executive Vice President, General Counsel

and Secretary

Aegerion Pharmaceuticals, Inc.

CenterPointe IV

1140 Route 22 East, Suite 304

Bridgewater, New Jersey 08807

(908) 707-2100

David E. Redlick, Esq. Brian A. Johnson, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 399 Park Avenue New York, New York 10022 (212) 230-8800

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-168721

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share	383,333 shares	$9.50	$3,641,664	$260

(1)	Includes 50,000 shares which the Underwriters have the option to purchase from the Registrant to cover over-allotments, if any.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Aegerion Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-168721), which was declared effective by the Commission on October 21, 2010, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bridgewater, New Jersey, on October 22, 2010.

AEGERION PHARMACEUTICALS, INC.

By:	/S/ MARC. D. BEER
Marc D. Beer President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 22nd day of October, 2010.

Signature	Title

/S/ MARC D. BEER Marc D. Beer	Chief Executive Officer (Principal Executive Officer) and Director

/S/ WILLIAM H. LEWIS William H. Lewis	President (Principal Financial Officer)

/S/ JOHN T. CAVAN John T. Cavan	Vice President and Chief Accounting Officer (Principal Accounting Officer)

* David I. Scheer	Chairman of the Board

* Alison Kiley	Director

* Jason S. Fisherman	Director

* Antonio M. Gotto Jr.	Director

* Michèle Ollier	Director

*By:	/S/ WILLIAM H. LEWIS
William H. Lewis Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney

*	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-168721) filed with the Commission on August 10, 2010.